EXHIBIT 99.2

FOOTNOTES:

Notes to Footnote 1

The following table sets forth the number of shares of Common Stock held directly by the reporting persons. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                  Shares of Common Stock held by
HOLDER                                            Holder
------                                            ------
Atlas Venture Fund III, L.P.                      116,489
Atlas Venture Entrepreneurs' Fund III, L.P.       2,532


Notes to Footnote 3

The following table sets forth the number of shares of Series B Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series B Convertible Preferred Stock will convert into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                          Shares of Common Stock Issuable Upon
                                                  Shares of Series B Convertible          Conversion of the Series B Convertible
HOLDER                                            Preferred Stock held by Holder          Preferred Stock
------                                            ------------------------------          ---------------
Atlas Venture Fund III, L.P.                      164,268                                 120,112
Atlas Venture Entrepreneurs' Fund III, L.P.       3,572                                   2,611

Notes to Footnote 4

The following table sets forth the number of shares of Series C Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series C Convertible Preferred Stock will convert into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                          Shares of Common Stock Issuable Upon
                                                  Shares of Series C Convertible          Conversion of the Series C Convertible
HOLDER                                            Preferred Stock held by Holder          Preferred Stock
------                                            ------------------------------          ---------------
Atlas Venture Fund III, L.P.                      104,920                                 76,717
Atlas Venture Entrepreneurs' Fund III, L.P.       2,281                                   1,667

Notes to Footnote 5

The following table sets forth the number of shares of Series D Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series D Convertible Preferred Stock will convert into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                          Shares of Common Stock Issuable Upon
                                                  Shares of Series D Convertible          Conversion of the Series D Convertible
HOLDER                                            Preferred Stock held by Holder          Preferred Stock
------                                            ------------------------------          ---------------
Atlas Venture Fund III, L.P.                      72,536                                  53,038
Atlas Venture Entrepreneurs' Fund III, L.P.       1,577                                   1,153
Atlas Venture Fund V, L.P.                        1,133,073                               828,502
Atlas Venture Entrepreneurs" Fund V, L.P.         18,860                                  13,790
Atlas Venture Parallel Fund V-A, C.V.             281,492                                 205,826

Notes to Footnote 6

The following table sets forth the number of shares of Series E Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series E Convertible Preferred Stock will convert into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                          Shares of Common Stock Issuable Upon
                                                  Shares of Series E Convertible          Conversion of the Series E Convertible
HOLDER                                            Preferred Stock held by Holder          Preferred Stock
------                                            ------------------------------          ---------------
Atlas Venture Fund III, L.P.                      192,783                                 140,962
Atlas Venture Entrepreneurs' Fund III, L.P.       4,192                                   3,065
Atlas Venture Fund V, L.P.                        424,146                                 310,135
Atlas Venture Entrepreneurs" Fund V, L.P.         7,060                                   5,162
Atlas Venture Parallel Fund V-A, C.V.             105,372                                 77,048

Notes to Footnote 7

The following table sets forth the number of shares of Series F Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and
0.89 shares of common stock for each share of Series F Convertible Preferred Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                          Approximate Number of Shares of Common
                                                  Shares of Series F Convertible          Stock Issuable Upon Conversion of the
HOLDER                                            Preferred Stock held by Holder          Series F Convertible Preferred Stock
------                                            ------------------------------          ------------------------------------
Atlas Venture Fund III, L.P.                      118,490                                 Between 86,639 and 105,657 shares
Atlas Venture Entrepreneurs' Fund III, L.P.       2,576                                   Between 1,883 and 2,297 shares
Atlas Venture Fund V, L.P.                        260,692                                 Between 190,617 and 232,459 shares
Atlas Venture Entrepreneurs" Fund V, L.P.         4,339                                   Between 3,172 and 3,869 shares
Atlas Venture Parallel Fund V-A, C.V.             64,764                                  Between 47,355 and 57,750 shares

Notes to Footnote 8

The following table sets forth the number of shares of Series F-1 Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F-1 Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and
0.89 shares of common stock for each share of Series F-1 Convertible Preferred Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                          Approximate Number of Shares of Common
                                                  Shares of Series F-1 Convertible        Stock Issuable Upon Conversion of the
HOLDER                                            Preferred Stock held by Holder          Series F-1 Convertible Preferred Stock
------                                            ------------------------------          --------------------------------------
Atlas Venture Fund III, L.P.                      37,709                                  Between 27,572 and 33,625 shares
Atlas Venture Entrepreneurs' Fund III, L.P.       820                                     Between 599 and 731 shares
Atlas Venture Fund V, L.P.                        82,964                                  Between 60,663 and 73,978 shares
Atlas Venture Entrepreneurs" Fund V, L.P.         1,381                                   Between 1,009 and 1,231 shares
Atlas Venture Parallel Fund V-A, C.V.             20,610                                  Between 15,070 and 18,377 shares.

Notes to Footnote 11

The following table sets forth the number of shares of Series D Convertible Preferred Stock issuable upon the exercise of warrants held directly by the reporting persons. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series D Convertible Preferred Stock will convert into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                  Shares of Series D Convertible          Number of Shares of Common Stock Issuable
                                                  Preferred Stock issuable upon           Upon Conversion of such shares of Series D
HOLDER                                            exercise of warrants                    Convertible Preferred Stock
------                                            --------------------                    ---------------------------
Atlas Venture Fund III, L.P.                      13,967                                  10,212
Atlas Venture Entrepreneurs' Fund III, L.P.       304                                     222